BCS/CD-515 (Rev. 03/07)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Tran Info:1 14041939-1 05/22/08
Chk#: 3678 Amt: $1,510.00
ID: 105593

FILED

MAY 2 8 2008

Administrator
BUREAU OF COMMERCIAL SERVICES

Name		
Integral Vision, Inc Attn: Mark R. Doede		
Address		
49113 Wixom Tech Drive		
City: Wixom	State: MI	ZIP Code: 48393

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

EFFECTIVE DATE:

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: Integral Vision, Inc.

2. The identification number assigned by the Bureau is: 105593

3. Article III of the Articles of Incorporation is hereby amended to read as follows:

The total authorized capital stock is:

Common Shares: 70,000,000 Preferred Shares: 400,000 (unchanged)

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: (unchanged)

Km

COMPLETE ONLY ONE OF THE FOLLOWING:

4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the ________________ day of

__________________ , __________ , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this _________ day of ____________________ , ___________

______________________________ (Signature)	______________________________ (Signature)
______________________________ (Type or Print Name)	______________________________ (Type or Print Name)
______________________________ (Signature)	______________________________ (Signature)
______________________________ (Type or Print Name)	______________________________ (Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 14th day of May , 2008 , by the: (check one of the following)

- [x] shareholders at a meeting in accordance with Section 611(3) of the Act.
- [ ] written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)
- [ ] written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.
- [ ] board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 14th day of May , 2008

By Mark R. Doede
(Signature of an authorized officer or agent)

Mark R. Doede - President
(Type or Print Name)